EXHIBIT 10.16

                        ADDENDUM TO EMPLOYMENT AGREEMENT

      This Addendum, dated as of June 13, 2005, to the Employment Agreement between CompuPrint, Inc. (the "Company") and the undersigned employee, dated as of June 13, 2005, amends Section 1 and Section 3.A of the Employment Agreement as follows:

      1. Section 1 is amended by including the following sentence:

            Notwithstanding the foregoing, with the prior written consent of the Company which may be withheld for any reason, Employee may work for a third party on a part-time basis comprising no more than 20 hours per week at a rate of no more than $25,000 per year ("Third-Party Employment").

      2. Section 3.A is amended by including the following sentence:

            Employee's salary (including any increased salary), as set forth in this Section 3.A, shall be reduced by $25,000 or such greater amount as is paid therefore during any period that Employee engages in a Third Party Employment with the Company's prior permission .


Dated:  June 13, 2005



EMPLOYER:                           COMPUPRINT, INC.
                                    TERRA INSIGHT CORPORATION


                                    By:   /s/ Roman Rozenberg
                                       ---------------------------------------
                                    Roman Rozenberg, Chief Executive Officer



EMPLOYEE:                           DMITRY VILBAUM

                                    /s/ Dmitry Vilbaum
                                    ------------------------------------------
                                    Dmitry Vilbaum